                                                                     Exhibit 4.6

                                                               EXECUTION VERSION

                          COPYRIGHT SECURITY AGREEMENT

     This COPYRIGHT SECURITY AGREEMENT (this "Copyright Security Agreement") is made this 9th day of September, 2004, among the Grantors listed on the signature pages hereof (the "Grantors"), and The Bank of New York Trust Company, N.A., in its capacity as Trustee under the Indenture (as defined below) (the "Trustee").

                                   WITNESSETH:

     WHEREAS, pursuant to (a) that certain Indenture dated as of September 9, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture") among Securus Technologies, Inc., a Delaware corporation, as issuer (the "Company"), the subsidiaries of the Company party thereto as guarantors (the "Guarantors") and the Trustee, and (b) the Purchase Agreement dated as of August 18, 2004 (the "Purchase Agreement"), among the Company, the Guarantors, Credit Suisse First Boston LLC and Morgan Stanley & Co. Incorporated (the "Initial Purchasers"), the Company is issuing $154,000,000 aggregate principal amount of its Second-Priority Senior Secured Notes Due 2011 (the "Notes") which will be guaranteed on a senior secured basis by the Guarantors;

     WHEREAS, in order to induce the Initial Purchasers to enter into the Purchase Agreement and to induce the Initial Purchasers to purchase the Notes, the Grantors have agreed to grant a continuing Lien on the Collateral in order to secure the prompt and complete payment, observance and performance of the Secured Obligations, by the granting of the security interest contemplated by the Security Agreement (as defined below);

     WHEREAS, the Trustee is willing to enter into the Indenture, but only upon the condition, among others, that the Grantor shall have executed and delivered to the Trustee, for the benefit of the Noteholders, that certain Security Agreement dated as of September 9, 2004 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement"); and

     WHEREAS, pursuant to the Security Agreement, the Grantor is required to execute and deliver to the Trustee, for the benefit of the Noteholders, this Copyright Security Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:

     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

     2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. The Grantor hereby grants to the Trustee, for the benefit of the Noteholders, a continuing security interest in all of the Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Copyright Collateral"):

          (a) all of such Grantor's Copyrights and Copyright Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

          (b) all renewals or extensions of the foregoing; and

          (c) all products and proceeds of the foregoing, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement of any Copyright or any Copyright licensed under any Intellectual Property License.

     3. SECURITY AGREEMENT. The security interests granted pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to the Trustee, for the benefit of the Noteholders, pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Trustee with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     4. AUTHORIZATION TO SUPPLEMENT. The Grantors shall give the Trustee prompt notice in writing of any additional United States copyright registrations or applications therefor after the date hereof. The Grantors hereby authorize the Trustee unilaterally to modify this Copyright Security Agreement by amending
Schedule I to include any future United States registered copyrights or applications therefor of such Grantor. Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Trustee's continuing security interest in all Collateral, whether or not listed on Schedule I.

     5. COUNTERPARTS. This Copyright Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Copyright Security Agreement or any other Note Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

     6. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Trustee pursuant to this Copyright Security Agreement are expressly subject and subordinate to the liens and security interests granted to the Administrative Agent (and its permitted successors and assigns), for the benefit of the credit parties, pursuant to the Credit Agreement and the related security documents dated as of September 9, 2004 (as further amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time), by and among the Company, the Administrative Agent, the lenders and the other credit parties party thereto and the other parties party thereto and (ii) the exercise of any right or remedy by the Trustee hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Copyright Security Agreement, the terms of the Intercreditor Agreement shall govern.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:                              SECURUS TECHNOLOGIES, INC., a Delaware
                                       corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President


                                       T-NETIX, INC., a Delaware corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President


                                       TELEQUIP LABS, INC., a Nevada Corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President


                                       T-NETIX TELECOMMUNICATIONS
                                       SERVICES, INC., a Texas corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President


                                       SPEAKEZ, INC., a Colorado corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President

                                       T-NETIX MONITORING CORPORATION, a
                                       Colorado corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President


                                       EVERCOM HOLDINGS, INC., a Delaware
                                       corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President


                                       EVERCOM, INC., a Delaware corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President


                                       EVERCOM SYSTEMS, INC., a Delaware
                                       corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President


                                       FORTUNELINX, INC., a Delaware
                                       corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President


                                       EVERCONNECT, INC., a Delaware
                                       corporation


                                       By: /s/ Lewis Schoenwettek
                                           -------------------------------------
                                           Name: Lewis Schoenwettek
                                           Title: Vice President

                                       ACCEPTED AND ACKNOWLEDGED
                                       BY:

                                       THE BANK OF NEW YORK TRUST
                                       COMPANY, N.A., as Trustee


                                       By: /s/ George W. Bemister
                                           -------------------------------------
                                       Name: George W. Bemister
                                       Title: ASSISTANT VICE PRESIDENT

                                   SCHEDULE I

                                       TO

                          COPYRIGHT SECURITY AGREEMENT

                             COPYRIGHT REGISTRATIONS

T-NETIX, INC. AND SUBSIDIARIES:

None.

EVERCOM HOLDINGS, INC. AND SUBSIDIARIES:

                                                          REGISTRATION    REGISTRATION
       GRANTOR          COUNTRY         COPYRIGHT               NO.           DATE
       -------          -------         ---------         ------------    ------------
Evercom Systems, Inc.     USA     EVERCOM INVISION        TXu 1-065-233   11/23/2001
Evercom Systems, Inc.     USA     EVERCOM CAM             TXu 1-112-890   11/26/2001
Evercom Systems, Inc.     USA     EVERCOM LEMS            TXu 1-065-234   11/23/2001
Fortune LinX, Inc.        USA     FORTUNELINX             TXu 1-034-898   11/26/2001
Evercom Systems, Inc.     USA     EVERCOM PORTAL          TXu 1-025-385   11/23/2001
Evercom Systems, Inc.     USA     EVERCOM SYSTEMS         TXu 1-043-262   11/23/2001
Evercom Systems, Inc.     USA     EVERCOM VALIDATION      TXu-1 -036-262  11/23/2001
Evercom Systems, Inc.     USA     EVERCOM BILLING         TXu-1-025-371   11/21/2001
Evercom Systems, Inc.     USA     EVERCOM CUSTOMER CARE   TXu-1-039-431   11/23/2001

                               COPYRIGHT LICENSES

T-NETIX, INC. AND SUBSIDIARIES:

None.

EVERCOM HOLDINGS, INC. AND SUBSIDIARIES:

None.